UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2009

TELIK, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-31265	93-0987903
(Commission File No.)	(IRS Employer Identification No.)

3165 Porter Drive

Palo Alto, California 94304

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (650) 845-7700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities.

On February 10, 2009, the Board of Directors of Telik, Inc. (the “Company”) committed to a restructuring plan that resulted in an immediate workforce reduction of 44%, primarily in early-stage discovery and support positions. Employees directly affected by the restructuring plan will be provided with cash severance payments, continuation of benefits and outplacement assistance. The restructuring plan is intended to reduce operating expenses and enable the Company to focus its resources on the clinical development of TELINTRA and the Company’s two leading preclinical drug candidates. The Company expects to complete the restructuring plan by the end of the second quarter of fiscal year 2009.

As a result of the restructuring plan, the Company estimates that it will record a one-time restructuring charge in the first quarter of 2009 of approximately $0.9 million, primarily for cash expenditures related to severance benefits. The majority of the severance payments will be paid in cash during the first quarter of 2009, with the remaining payments to be paid during the second quarter of 2009. The charge that the Company expects to incur in connection with the restructuring is subject to a number of assumptions, and the actual charge may differ.

This report contains “forward-looking” statements, including but not limited to statements with respect to the amount and timing of expected restructuring charges relating to the reorganization plan, and the continuing development of TELINTRA and preclinical drug candidates. Any statements contained in this report that are not statements of historical fact may be deemed to be forward-looking statements. There are a number of important factors that could cause the results of the Company to differ materially from those indicated by these forward-looking statements, including, among others, risks and uncertainties related to the Company’s ability to obtain the capital necessary to fund its operations on acceptable terms or to enter into a third party collaboration to develop, manufacture and commercialize our products, the possibility that the Company may require more cash than anticipated for its operating activities, the Company’s need to retain skilled employees and consultants, and other risks detailed from time to time in the Company’s SEC reports, including its Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, and other periodic filings with the SEC. The Company does not undertake any obligation to update forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Title
99.1	Press release, dated as of February 11, 2009, entitled “Telik Implements Reorganization to Focus Resources Toward Drug Development Pipeline.”

2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELIK, INC.

Dated: February 11, 2009

	By:	/s/ William P. Kaplan
William P. Kaplan
Vice President, General Counsel and
Corporate Secretary

3.

Exhibit Index

Exhibit No.	Exhibit Title
99.1	Press release, dated as of February 11, 2009, entitled “Telik Implements Reorganization to Focus Resources Toward Drug Development Pipeline.”

4.